                                                                    EXHIBIT 4.05


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.


                                WARRANT AGREEMENT

              TO PURCHASE SHARES OF THE SERIES D PREFERRED STOCK OF

                                 NEOFORMA, INC.

                 DATED AS OF MAY 12, 1999 (THE "EFFECTIVE DATE")

         WHEREAS, Neoforma, Inc., a Delaware corporation (the "Company") has entered into a Subordinated Loan and Security Agreement dated as of May 12, 1999, and related Subordinated Promissory Note(s) (collectively, the "Loans") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

         WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Loans, the right to purchase shares of its Series D Preferred Stock;

         NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Loans and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

         The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 228,813 fully paid and non-assessable shares of the Company's Series D Preferred Stock ("Preferred Stock") at a purchase price of $1.18 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

2. TERM OF THE WARRANT AGREEMENT.

         Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) seven (7) years or (ii) three (3) years from the effective date of the Company's initial public offering, whichever is longer.

         Notwithstanding the term of this Warrant Agreement as set forth above, the right to purchase Preferred Stock as granted shall expire, if not previously exercised, immediately upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first public offering of securities for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"), provided that the underwriters so request that the Warrantholder exercise at that time.

The Company shall notify the Warrantholder if the Initial Public Offering is proposed within a reasonable period of time prior to the filing of a registration statement and if the Company fails to deliver such written notice within a reasonable period of time, anything to the contrary in this Warrant Agreement notwithstanding, the rights to purchase will not expire until ten (10) business days after the Company delivers such notice to the Warrantholder. Such notice shall also contain such details of the proposed Initial Public Offering as are reasonable in the circumstances and notice that this Warrant Agreement is expected to expire upon closing thereof. If such closing does not take place, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated. Anything to the contrary in this Warrant Agreement notwithstanding, the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of warrants occurred after the Company notified the Warrantholder that the Initial Public Offering was



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

proposed or if the exercise were otherwise precipitated by such proposed Initial Public Offering. In the event of such rescission, the Warrants will continue to be exercisable on the same terms and conditions.

3. EXERCISE OF THE PURCHASE RIGHTS.

         The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one (21) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

         The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:


                          X = Y(A-B)
                              ------
                                A

      Where:    X   =     the number of shares of Preferred Stock to be
                          issued to the Warrantholder.

                Y   =     the number of shares of Preferred Stock requested to
                          be exercised for payment under this Warrant Agreement.

                A   =     the fair market value of one (1) share of Preferred
                          Stock.

                B   =     the Exercise Price.

         For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

                  (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

                  (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                           (a) if traded on a securities exchange, the fair
                  market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

                           (b) if actively traded over-the-counter, the fair
                  market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

                  (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless



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         the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the value received by the holders of the Company's Preferred Stock on a common equivalent basis pursuant to such merger or acquisition.

        Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4. RESERVATION OF SHARES.

         (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

         (b) Registration or Listing. If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5. NO FRACTIONAL SHARES OR SCRIP.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6. NO RIGHTS AS STOCKHOLDER.

         This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant.

7. WARRANTHOLDER REGISTRY.

         The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8. ADJUSTMENT RIGHTS.

         The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

         (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of Preferred S-stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible.

         (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under



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this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

         (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

         (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock deemed outstanding pursuant to its Certificate of Incorporation in effect immediately prior to such issuance immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock deemed outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share with one half being rounded down) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (e) Right to Purchase Additional Stock. If the Company has not paid any Subordinated Promissory Note(s) entered into pursuant to the Loan(s) in its entirety by the Maturity Date (as defined in the applicable Subordinated Promissory Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Warrantholder shall have the right to purchase from the Company, at the Exercise Price (adjusted as set forth herein), an additional number of shares of Preferred Stock which number shall be determined by (i) multiplying the outstanding principal amount which due but unpaid by 1% and (ii) dividing the product thereof by the Exercise Price.

         (f) Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company's Certificate of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit ___ (the "Charter"). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter. The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.

         (g) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an initial public offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:
(A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and
(C) in the case of a public offering, the Company shall give the Warrantholder at least twenty (20) days written notice prior to the effective date thereof.

         Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.



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         (h) Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Loans and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Loans and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

         (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

         (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

                  (i) The authorized capital of the Company consists of (A) 40,000,000 shares of Common Stock, of which 1,216,000 shares are issued and outstanding, and (B) 9,000,000 shares of Series A Preferred Stock, of which 9,000,000 shares are issued and outstanding and are convertible into 9,000,000 shares of Common Stock; (C) 2,860,000 shares of Series B Preferred Stock, of which 2,860,000 shares are issued and outstanding and are convertible into 2,860,000 shares of Common Stock;
         (D) 5,109,937 shares of Series C Preferred Stock, of which 5,064,937 shares are issued and outstanding and are convertible into 5,064,937 shares of Common Stock; (D) 10,455,085 shares of Series D Preferred Stock, of which 10,162,381 shares are issued and outstanding and are convertible into 10,162,381 shares of Common Stock.

                  (ii) The Company has reserved (A) 7,156,078 shares of Common Stock for issuance under its 1997 Stock Option Plan and (B) one warrant to purchase 45,000 shares of Series C Preferred Stock. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

                  (iii) In accordance with the Company's Certificate of Incorporation, no stockholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

         (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are



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customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

         (f) Other Commitments to Register Securities. Except as set forth in the Investors Rights Agreement the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (g) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

         (h) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

         (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

         (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

         (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

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         (e) Risk of No Registration. The Warrantholder understands that if the
Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to
Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

11. TRANSFERS.

         Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

12. MISCELLANEOUS.

         (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

         (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

         (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Illinois.

         (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, attention: Venture Lease Administration, cc: Legal Department, attn.: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847)518-5088 and (ii) to the Company at 3255
Scott Blvd., Bldg. 6, Santa Clara, CA 95050, Attention: Chief Financial Officer (and/or if by facsimile, (408) 549-6299) or at such other address as any such party may subsequently designate by written notice to the other party.

         (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

         (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

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        (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

        (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

        (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

        (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above. If the purchase price for the Loans referenced in the preamble of this Warrant Agreement exceeds $1,000,000, the Company will also provide Warrantholder with an opinion from the Company's counsel with respect to those same representations, warranties and covenants. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

        IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.



                                    COMPANY: NEOFORMA, INC.

                                    By: /s/ JEFFREY KLECK
                                        --------------------------------

                                    Title:  CEO
                                           -----------------------------

                                    WARRANTHOLDER: COMDISCO, INC.

                                    By: /s/ JAMES LABE
                                       ---------------------------------

                                    Title:  President,
                                            Comdisco Ventures Division
                                          ------------------------------

                                                                    EXHIBIT I TO
                                                                    EXHIBIT 4.05


                                    EXHIBIT I

                               NOTICE OF EXERCISE



TO:      ____________________________

(1) The undersigned Warrantholder hereby elects to purchase _______ shares of the Series ____ Preferred Stock of _________________, pursuant to the terms of the Warrant Agreement dated the ______ day of ________________________, 19__ (the "Warrant Agreement") between
         _____________________________________ and the Warrantholder, and
         tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Series ____ Preferred Stock of ________________________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Series ____ Preferred Stock in the name of the undersigned or in such other name as is specified below.



_________________________________
(Name)

_________________________________
(Address)



WARRANTHOLDER:  COMDISCO, INC.

By:     _________________________

Title:  _________________________

Date:   _________________________

                                                                   EXHIBIT II TO
                                                                    EXHIBIT 4.05


                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE



         The undersigned ____________________________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ____ shares of the Series ____ Preferred Stock of _________________, pursuant to the terms of the Warrant Agreement, and further acknowledges that ______ shares remain subject to purchase under the terms of the Warrant Agreement.



                                        COMPANY:

                                        By:    _________________________

                                        Title: _________________________

                                        Date:  _________________________

                                                                  EXHIBIT III TO
                                                                    EXHIBIT 4.05


                                   EXHIBIT III

                                 TRANSFER NOTICE



(TO TRANSFER OR ASSIGN THE FOREGOING WARRANT AGREEMENT EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO PURCHASE SHARES.)

         FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to



___________________________________________________________
(Please Print)

whose address is___________________________________________

___________________________________________________________


                      Dated: ______________________________

                      Holder's Signature: _________________

                      Holder's Address: ___________________

                      _____________________________________


Signature Guaranteed: _____________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

                                                                      EXHIBIT TO
                                                                    EXHIBIT 4.05


                       AMENDED AND RESTATED CERTIFICATE OF
                         INCORPORATION OF NEOFORMA, INC.


         Neoforma, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The name of the corporation is Neoforma, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 18, 1998.

         B. Pursuant to Section 228, 242, and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation.

         C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

         ONE The name of this corporation is Neoforma, Inc.

         TWO The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THREE The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOUR This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 67,425,022 shares. 40,000,000 shares shall be Common Stock with a par value of $.001. 27,425,022 shares shall be Preferred Stock with a par value of $.001, 9,000,000 of which shall be designated as Series A Preferred Stock, 2,860,000 of which shall be designated as Series B Preferred Stock, 5,109,937 of which shall be designated as Series C Preferred Stock and 10,455,085 of which shall be designated as Series D Preferred Stock.

         FIVE The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

         1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $.02 per share per annum for the Series A Preferred Stock, $.04 per share per annum for the Series B Preferred Stock, $.062 per share per annum for the Series C Preferred Stock and $.0944 per share per annum for the Series D Preferred Stock, or, if greater (as determined on a per annum basis and on an as converted basis for the Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, except that the shares of a given series of Preferred Stock shall not receive any greater dividend as a result of the corporation's payment of a dividend on any such series of Preferred Stock. Such dividends shall be payable when, as and if declared by the Board of Directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

       2.    Liquidation Preference.

             (a) Preferred Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $.25, $.50, $.77, and $1.18, respectively, for each outstanding share of such Preferred Stock held, plus an amount equal to any declared but unpaid dividends on such share of Preferred Stock up to the date fixed for distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in accordance with the aggregate preference payment to which they are entitled.

             (b) After the payment or setting aside of payment set forth in (a) above, the remaining assets of the corporation shall be distributed on a pro-rata basis to the holders of the Preferred Stock, on an as converted basis, and the holders of the Common Stock until the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have received an additional $.25, $.50, $.77 and $1.18 per share, respectively.

       After the distributions to the stockholders pursuant to Sections 2(a) and
(b) above have been made, the remaining assets of the corporation available for distribution to stockholders shall be distributed pro-rata among the holders of Common Stock.

             (c) Mergers. A merger, reorganization, or sale of all or substantially all of the assets of this corporation, or other transactions or series of related transactions in which the stockholders of this corporation immediately prior to the transaction or series of related transactions possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction (a "Change of Control") shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2; provided that the holders of Preferred Stock and Common

Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon merger, reorganization, sale of substantially all the assets of the corporation, or transaction or related series of transactions resulting in a Change of Control shall be valued as follows:

                    (i) if traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing sale prices of the securities on such exchange over the 30-day period ending three
(3) business days prior to the closing;

                    (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices (or closing sales prices, whichever is applicable) over the 30-day period ending three (3) business days prior to the closing; and

                    (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the board of directors of the corporation, but if challenged by the holders of more than 50% of the outstanding shares of Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the corporation, the cost of such appraisal to be borne by the challenging parties.

       3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             (a) Right to Convert. Each share of Preferred Stock shall be convertible into share(s) of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for the Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of the Series A Preferred Stock shall be $.25; and the Conversion Value per share of the Series A Preferred Stock shall be $.25; the initial Conversion Price per share of the Series B Preferred Stock shall be $.50; and the Conversion Value per share of the Series B Preferred Stock shall be $.50; the initial Conversion Price per share of the Series C Preferred Stock shall be $.77; the Conversion Value per share of the Series C Preferred Stock shall be $.77; the initial Conversion Price per share of the Series D Preferred Stock shall be $1.18; and the Conversion Value per share of the Series D Preferred Stock shall be $1.18. The initial Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

             (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately prior to the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equals or exceeds $4.72 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and (b) the aggregate proceeds raised equals or exceeds $20,000,000.

             (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that such holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to
Section 3(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 3(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 3(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

             (d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the board of directors of the corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

             (e) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) If the corporation shall issue, after the date on which any shares of Series D Preferred Stock were first issued, any Common Stock other than "Excluded Stock," as defined below, for a consideration per share less than the Conversion Price for a series of Preferred Stock in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by
Section 3(e)(iii), (iv), (v) and (vi)), the Conversion Price for such series in effect immediately after each such issuance shall forthwith (except as provided in this Section 3(e)) be adjusted to a price equal to the quotient obtained by dividing:

                          (A) an amount equal to the sum of

                                 (x) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision
(B)(3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                                 (y) the consideration received by the
corporation upon such issuance, by

                          (B) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (B)(3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

                          For purposes of any adjustment of the Conversion Price
pursuant to this clause (i), the following provisions shall be applicable:

                                 (1) In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                                 (2) In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                                 (3) In the case of the issuance of (i) options
to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common
Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                       (A) the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                       (B) the aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                       (C) on any change in the number of shares
of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                       (D) on the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                    (ii) "Excluded Stock" shall mean:

                          (1) all shares of Common Stock issued and outstanding
on the date this document is filed with the Delaware Secretary of State;

                          (2) all shares of Preferred Stock issued and
outstanding on the date this document is filed with the Delaware Secretary of State and the Common Stock into which such shares of Preferred Stock are convertible;

                          (3) all shares of Common Stock, warrants or options to
purchase Common Stock or other securities issued to officers, directors, consultants or employees of the corporation pursuant to any plan or arrangement approved by the board of directors of the corporation; and

                          (4) all shares of Common Stock, warrants or options to
purchase Common Stock or other securities issued to lending or leasing institutions pursuant to any plan or arrangement approved by the board of directors of the corporation.

                          All outstanding shares of Excluded Stock (including
any shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 3(e)(i) above.

                    (iii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                    (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                    (v) In case the corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such shares of Preferred Stock are convertible.

                    (vi) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                    (vii) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                    (viii) For the purpose of any computation pursuant to this
Section 3(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the corporation, but if challenged by the holders of more than 50% of the outstanding shares of Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the corporation, the cost of such appraisal to be borne by the challenging parties.

             (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

             (g) No Impairment. Without the consent of the majority of the outstanding shares of Preferred Stock, the corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

             (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Preferred Stock.

             (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

             (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

             (k) Notices. Any notice required by the provisions of this Section 3 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

             (l) Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the corporation.

       4.    Voting Rights.

             (a) Preferred Stock. The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders written consent and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

             (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share held.

             (c) Board of Directors. The Board of Directors of the corporation shall consist of six (6) members. The holders of the Series D Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the corporation. The holders of the Series C Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the corporation. The holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the corporation. The holders of the Common Stock, voting together as a separate class, shall be entitled to elect one (1) director of the corporation. All remaining directors of the corporation shall be elected by the holders of the Common Stock and Preferred Stock voting together as a single class in accordance with the provision set forth in Section 4(a) above. Vacancies on the board of directors may be filled by a majority of the remaining directors originally elected by the same series, class or classes of shares who could elect an individual to fill such vacancy on the board of directors, though less than a quorum, except that a vacancy created by the removal of a director or directors by the vote or written consent of the shareholders, such shareholders being those who hold a majority of the outstanding shares of the series, class or classes entitled to elect such director or directors, or by court order may be filled by only the vote of a majority of the outstanding shares entitled to vote thereon. The shareholders entitled to vote thereon may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. This Section 4(c) shall not apply unless 1,000,000 shares of the Series C Preferred Stock and 1,500,000 shares of the Series D Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) are outstanding.

       5.    Redemption Rights of the Series C and Series D Preferred Stock.

             (a) Redemption on Demand. Subject to applicable law, at any time following the seventh anniversary of the closing of the purchase and sale of Series D Preferred Stock and upon the affirmative vote of the holders of the majority of the Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as converted basis, the corporation shall redeem, in accordance with this Section 5, all shares of Series C Preferred Stock and Series D Preferred Stock outstanding as of the date of such demand, which date shall hereinafter be referred to as the "Redemption Date."



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

             (b) Redemption Price. The Redemption Price for Series C Preferred Stock shall be $.77 per share (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events). The Redemption Price for the Series D Preferred Stock shall be $1.18 per share (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events).

             (c) Redemption Procedure. Beginning with the first year anniversary of the Redemption Date, the corporation shall be required to redeem annually no more than that number of shares of Series C Preferred Stock and Series D Preferred Stock equal to twenty-five (25) percent of the shares of Series C Preferred Stock and Series D Preferred Stock outstanding as of the Redemption Date. Annually thereafter, each holder of Series C Preferred Stock and Series D Preferred Stock shall surrender to the corporation for redemption no more than that number of shares equal to twenty-five (25) percent of the shares held by such holder on the Redemption Date (with one-half being rounded upwards). At least 20 days prior to the yearly anniversary of the Redemption Date, written notice (the "Redemption Notice") shall be mailed first class, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock and Series D Preferred Stock, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of the corporation is located, notifying such holder of the redemption to be effected, specifying the amount to be redeemed by such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's right to convert Series C Preferred Stock or Series D Preferred Stock into Common Stock, as to such shares, terminates and calling upon such holder to surrender to the corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed. Except as provided in paragraph 5(d), on or after the Redemption Date, each holder of Series C Preferred Stock or Series D Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon, the aggregate Redemption Price of such shares shall be payable in cash to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

             (d) Effect of Redemption. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares designated for redemption (as holders of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, except the right to receive their respective Redemption Price without interest upon surrender of their certificate of certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of the Series C Preferred Stock and Series D Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of the Series C Preferred Stock and Series D Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares on a pro rata basis among the holders of the Series C Preferred Stock and Series D Preferred Stock based upon each holder's share of the total redemption price. The shares of Series C Preferred Stock and Series D Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series C Preferred Stock and Series D Preferred Stock, such finds will immediately be set aside for the redemption of the balance of the shares which the corporation was obligated to redeem on any Redemption Date but which it has not redeemed; provided that the holders of such Series C Preferred Stock and Series D Preferred Stock shall receive at least 10 days notice of such redemption.

             (e) Redemption Funding. On or prior to the Redemption Date, the corporation shall deposit the Redemption Price of all shares of Series C Preferred Stock and Series D Preferred Stock designated for redemption in the Redemption Notice, with a bank or trust company located in the State of California having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the corporation shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series C Preferred Stock and Series D Preferred Stock to the holders thereof, respectively, upon surrender of their certificates. Any money or notes deposited by the corporation pursuant to this paragraph 5(e) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to paragraph 5(c) hereof no later than the close of business on the last business day prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any money or notes deposited by the corporation pursuant to this subsection remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the corporation, provided that the shareholder to which such money would be payable hereunder shall be entitled, upon proof of its ownership of the Preferred Stock and payment of any bond requested by the corporation, to receive such monies but without interest from the Redemption Date.

       6. Protective Provisions. In addition to any other class vote that may be required by law, so long as at least 4,000,000 shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a two-thirds of the then outstanding shares of Preferred Stock (voting as a class on an as converted basis) undertake any of the following:

             (i) effect a Change of Control in the corporation or sell all or substantially all of its assets,

             (ii) change the rights, preferences or privileges of any series of Preferred Stock,

             (iii) increase or decrease the authorized shares of Preferred Stock or the designated shares of any series of Preferred Stock,

             (iv) create a new series or class of shares having rights on a parity with or superior to any outstanding class or series of shares,

             (v) except as set forth in this certificate, do any act which would result in taxation under Section 305 of the Internal Revenue Code,

             (vi) divide the securities of any class into series having different rights,

             (vii) effect an exchange, reclassification or cancellation of all or any part of a class of securities, including a reverse stock split,

             (viii) effect an exchange or create a right of exchange of all or part of the shares of a class,

             (ix) dissolve, liquidate or windup the corporation,

             (x) declare or pay any dividends on the Common Stock,

             (xi) increase the number of members of the corporation's Board of Directors to more than six (6) members, or

             (xii) redeem or repurchase any shares of Series A or Series B Preferred Stock.

       7. Residual Rights. All rights accruing to the outstanding shares of capital stock not expressly provided for to the contrary herein shall be vested in the Common Stock.

       SIX The following is applicable to the Common Stock:

       1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

       2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Article Five hereof.

       3. Redemption. The Common Stock is not redeemable.

       4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

       SEVEN The corporation is to have perpetual existence.

       EIGHT In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

       NINE The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

       TEN To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify to the fullest extent permitted by the law, any person made or threatened to be made a party, to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the corporation or any predecessor of the corporation, or serves or served at any other enterprise as a director or officer at the request of the corporation or any predecessor to the corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

       ELEVEN The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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

IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate to be signed by its Chief Executive Officer and attested by its Secretary, this 18th day of February, 1999.



                                     /s/ JEFFREY KLECK, Chief Executive Officer



                                     /s/ J. CASEY MCGLYNN, Secretary





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